FIRST AMENDMENT TO AMENDED AND
                          RESTATED CREDIT AGREEMENT
                        ------------------------------

     This First Amendment to Amended and Restated Credit Agreement (the "Agreement"), made as of the 20th day of July, 2001, by and between FLEET NATIONAL BANK, a national banking association with its principal office at 111 Westminster Street, Providence, Rhode Island 02903, in its capacity as Administrative Agent ("Agent") and ELIZABETH ARDEN, INC., a Florida corporation with its principal place of business at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014 ("Borrower").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement dated as of January 29, 2001 among Borrower, Agent, Credit Suisse First Boston, as Syndication Agent, Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arranger and Joint Book Managers and the Banks named therein (as amended, the "Credit Agreement"), the Banks agreed to make a revolving credit loan available to Borrower, subject to the terms and conditions of the Credit Agreement; and

     WHEREAS, Borrower has requested a temporary increase in inventory cap under the Borrowing Base (as defined in the Credit Agreement); and

     WHEREAS, the Required Banks are willing to amend the Credit Agreement subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for good and valuable other consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Defined Terms.
      ---------   -------------

     All capitalized terms not defined herein shall have the same meaning ascribed to such terms as provided in the Credit Agreement.

     Section 2.  Representations and Warranties.
      ---------   ------------------------------

     Borrower hereby represents and warrants to Lender that:

     (a) Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b) Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by Borrower of this Agreement has been duly authorized by all requisite action. This Agreement has been duly

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executed and delivered by Borrower, and is the valid and binding obligation of
Borrower, enforceable against Borrower in accordance with its respective terms.

     (c) The execution, delivery and performance by Borrower of this Agreement will not violate or contravene (i) the articles of incorporation or by-laws of Borrower, (ii) any provision of any law, rule or regulation applicable to Borrower, (iii) any order, writ, judgment, injunction, decree, determination or award of any court or other agency of government to which Borrower is bound, or (iv) any other agreement, lease, indenture or instrument to which Borrower is a party or by which Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any properties or assets of Borrower pursuant to any such other agreement, lease, indenture or instrument.

     (d) There is no action, suit or proceeding at law or in equity or by or before any court, governmental instrumentality or other agency pending, or to Borrower's knowledge, threatened against, or in any way affecting Borrower which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

     (e) No consent, approval or authorization from, or filing of any declaration or statement with, any court, governmental instrumentality or other agency is required in connection with or as a condition to the execution, delivery or performance of this Agreement, by Borrower.

     (f) Except as set forth in SCHEDULE I attached hereto, Borrower hereby reaffirms and restates, as of the date hereof, all of the representations and warranties made by it in the Credit Agreement, as amended by this Agreement, except to the extent altered by actions permitted pursuant to the terms thereof or expressly contemplated pursuant to the terms hereof, or to the extent Lender has been advised in writing of any inaccuracy with respect to such representations or warranties and have waived the same in writing.

     (g) No Event of Default exists under the Credit Agreement, or any event which, with the giving of notice or passage of time or both, would constitute such an Event of Default, has occurred which has not been waived in writing by Lender or which will not be cured upon the execution and delivery by Borrower of this Agreement.

     Section 3.  Amendments to Credit Agreement.
      ---------   ------------------------------

     The Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     Section 3.01.  Amended Definitions.
      ------------   -------------------

     Section 1.01 of the Credit Agreement is hereby amended by deleting the definition "Borrowing Base" and replacing it with the following:

     "BORROWING BASE" shall mean, as of any date, the sum of, without duplication, (a) eighty percent (80%) of the value of all Eligible Accounts Receivable and the Eligible Arden Accounts

Receivable, determined as of such date, PLUS (b) sixty percent (60%) of the value of all Eligible Finished Goods Inventory and Eligible Arden Finished Goods Inventory, determined as of such date, PLUS (c) twenty-five percent (25%) of the value of all Eligible Raw Materials Inventory and Eligible Arden Raw Materials Inventory, determined as of such date, PROVIDED, HOWEVER, that the aggregate amount of availability represented by all Eligible Inventory shall not exceed One Hundred Fourteen Million Dollars ($114,000,000) from January 29, 2001 through October 15, 2001 (the "Temporary Inventory Cap") and Eighty-Seven Million Five Hundred Thousand Dollars ($87,500,000) for all periods thereafter. The Agent shall be entitled to reduce the foregoing percentages in its reasonable and sole discretion.

     Section 1.01 of the Credit Agreement is hereby further amended by amending the definition "Applicable Margin" by adding the following proviso:

     "and, provided further, that at any time that the Temporary Inventory Cap is necessary for availability under the Borrowing Base, the Applicable Margin shall be increased by twenty-five (25) basis points"."

     Section 3.02.  Amendment to Section 5.01.
      ------------   -------------------------

     Section 5.01 of the Credit Agreement is hereby amended by adding the following proviso at the end of subsection (f):

     "provided, however, from the date hereof until October 15, 2001, a Borrowing Base Certificate shall be delivered on a weekly basis by Tuesday of each week for the preceding week."

     Section 4.  Conditions Precedent to First Amendment.
      ---------   ---------------------------------------

     The effectiveness of the transactions described herein shall be subject to the following conditions:

     (a) This Agreement shall have been executed and delivered by Borrower, Agent and the Required Banks;

     (b) Borrower shall have executed and/or delivered to Agent a certificate of the Secretary or Assistant Secretary of Borrower certifying as to the due authorization, execution and delivery by Borrower of this Agreement;

     (c) The fees and disbursements of the Banks (as applicable) shall have been paid in full; and

     (d) All legal matters relating to this Agreement shall be satisfactory to Agent and its counsel.

     Section 5.  Ratification.
      ---------   ------------

     Borrower hereby ratifies and confirms all of its obligations, covenants, duties and agreements set forth in the Credit Agreement, as amended by the terms hereof. All references to the "Credit Agreement" or the "Agreement" contained in the Credit Agreement, the Note, the Security Agreement and all other documents and instruments evidencing obligations of Borrower under or in connection with the Credit Agreement, the Note or the Security Agreement, shall be deemed to be amended to refer to the Credit Agreement, as amended by the terms hereof.

     Section 6.  Expenses.
      ---------   --------

     All costs and expenses, including reasonable attorneys' fees, relating to the negotiation, preparation, execution and delivery of this Agreement and all instruments, agreements and documents contemplated hereby shall be the responsibility of Borrower.

     Section 7.  Miscellaneous.
      ---------   -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such State. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     Section 8.  No Defenses.
      ---------   -----------

     Borrower hereby acknowledges and agrees that the Credit Agreement, as amended by the terms hereof, and the other Transaction Documents are not subject as of the date hereof to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof.

     Section 9.  Facility Fee.
      ---------   ------------

     In consideration of Lender's commitment to enter into this Agreement, Borrower hereby agrees to pay to Banks, as applicable, a facility fee equal to Two Hundred Eighteen Thousand Seven Hundred Fifty Dollars ($218,750).





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                 AGENT:
                                      FLEET NATIONAL BANK


                                       By  /s/ Douglas E. Scala
                                           --------------------
                                           Douglas E. Scala
                                           Senior Vice President


                                 BORROWER:
                                       ELIZABETH ARDEN, INC.


                                       By  /s/ Elizabeth A. Tuttle
                                           -----------------------
                                           Elizabeth A. Tuttle
                                           Title:  Senior Vice President,
                                                   Finance and Treasurer


                                 REQUIRED BANKS:

                                       Name:  FLEET NATIONAL BANK

                                       By: /s/ Scott A. McCaughey
                                           ----------------------
                                           Scott A. McCaughey
                                           Title:  Vice President


                                       Name:  SIEMENS FINANCIAL SERVICES, INC.

                                       By: /s/ Frank Amodio
                                           ----------------------
                                           Frank Amodio
                                           Title:  Vice President


                                       Name:  HELLER FINANCIAL, INC.

                                       By: /s/ Dennis Graham
                                           ----------------------
                                           Dennis Graham
                                           Title:  Assistant Vice President

                                       Name:  PROVIDENT BANK

                                       By: /s/ Marshall M. Stuart
                                           ----------------------
                                           Marshall M. Stuart
                                           Title:  Vice President


                                       Name:  FIRST UNION NATIONAL BANK

                                       By: /s/ Eric Butler
                                           ----------------------
                                           Eric Butler
                                           Title:  Senior Vice President


                                       Name:  TRANSAMERICA BUSINESS CAPITAL
                                              CORPORATION (AS SUCCESSOR TO
                                              TRANSAMERICA BUSINESS CREDIT
                                              CORPORATION)

                                       By: /s/ Amos Yen
                                           ----------------------
                                           Amos Yen
                                           Title:  Senior Vice President


                                       Name:  CREDIT SUISSE FIRST BOSTON

                                       By: /s/ Bill O'Daly
                                           ----------------------
                                           Bill O'Daly
                                           Title:  Vice President


                                       By: /s/ William S. Lutkins
                                           ----------------------
                                           William S. Lutkins
                                           Title:  Vice President


                                       Name:  LASALLE NATIONAL BANK

                                       By: /s/ Anthony Lavinio
                                           ----------------------
                                           Anthony Lavinio
                                           Title:  Assistant Vice President


                                       Name:  DEBIS FINANCIAL SERVICES, INC.

                                       By: /s/ G. Alexander Cole
                                           ----------------------
                                           G. Alexander Cole
                                           Title:  Managing Director - Credit